Exhibit 10.1

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of April 17, 2025 by and among ShoulderUp Technology Acquisition Corp., a Delaware corporation (“SUAC” or the “Company”), CID Holdco, Inc., a Delaware Corporation (“Holdings”) and the undersigned investor (“Investor”).

RECITALS

WHEREAS, SUAC has held a special meeting of stockholders (the “BC Meeting”) for the purpose of approving the business combination agreement by and among SUAC, Holdings, ShoulderUp Merger Sub, Inc., SEI Merger Sub, Inc., and SEE ID, Inc., and the transactions contemplated thereby (the “Business Combination”);

WHEREAS, pursuant to the Business Combination, ShoulderUp Merger Sub, Inc. will merger with SUAC, with ShoulderUp Merger Sub, Inc. surviving as a wholly-owned subsidiary of Holdings, and simultaneiousy, SEI Merger Sub, Inc. will merge with and into SEE ID, Inc. with SEE ID, Inc. surviving the merger as a wholly-owned subsidiary of Holdings;

WHEREAS, the Company’s Certificate of Incorporation provides that a stockholder of the Company may elect to redeem its Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), initially sold as part of the units in the Company’s initial public offering (whether they were purchased in the initial public offering or thereafter in the open market) (the “Public Shares”) for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account into which the proceeds of SUAC’s initial public offering were deposited (the “Trust Account”), including interest, divided by the number of then outstanding Public Shares (the “Redemption Price”) on the Redemption Date, in connection with the Business Combination, on the terms set forth in the Certificate of Incorporation (“Redemption Rights”);

WHEREAS, on April 17, 2025, the Company, the Investor, and ShoulderUp Technology Sponsor, LLC entered into that certain Forfeiture Agreement (the “Forfeiture Agreement”);

WHEREAS, in connection with the BC Meeting, the Investor has exercised its Redemption Rights in connection with 500,000 shares of Class A Common Stock (the “Investor Shares”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Investor desires to request to reverse its election of its Redemption Rights, and SUAC desires to consent to such reversal;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, SUAC and Holdings hereby agree as follows:

1.	Terms of Transfer.

1.1.	Non-Redemption Agreement; Subject to the conditions set forth in this Agreement, the Investor agrees that it shall rescind the redemption of the Investor Shares (defined below) by 5:30 PM, New York time, on April 18, 2025 (the “Non-Redemption Date”).

1.2.	Non-Redemption Payment. Immediately upon the consummation of the Business Combination and the Share Forfeiture (as defined in the Forfeiture Agreement), SUAC and Holdings shall pay to the Investor a payment in respect of its Investor Shares in cash released from the Trust Account equal to (x) the number of Investor Shares multiplied by (y) the redemption price for Class A Ordinary Shares redeemed in connection with the Business Combination.

1.3.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) May 31, 2025, unless such date is extended by mutual agreement of the parties hereto, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of SUAC, (d) the mutual written agreement of the parties hereto, or (e) if any the Investor Shares are actually redeemed in connection with a meeting of the Company prior to consummation of the Business Combination.

1.4.	Public Disclosure. The Company shall file a Current Report on Form 8-K with the SEC (the “Current Report”) reporting the material terms of this Agreement but not including the names of the Investor and its affiliates and/or advised funds, unless required by law, on the next Business Day on which the EDGAR system will receive, process or accept filings. The Company shall not, and shall cause its representatives to not, disclose any material non-public information to the Investor concerning the Company, the Class A Common Stock or the Business Combination, other than the existence of this Agreement, such that the Investor shall not be in possession of any such material non-public information from and after the filing of the Current Report. Notwithstanding anything in this Agreement to the contrary, the Investor agrees that the Company shall have the right to publicly disclose the nature of the Investor’s commitments, arrangements and understandings under and relating to this Agreement in any filing by the Company with the SEC.

2.	Representations and Warranties. Each of the parties hereto represents and warrants to the other party that: (a) it is a validly existing company, partnership or corporation, in good standing under laws of the jurisdiction of its formation or incorporation; (b) this Agreement constitutes a valid and legally binding obligation on it in accordance with its terms, subject to the laws relating to bankruptcy, insolvency and relief of debtors, and laws governing specific performance, injunctive relief and other equitable remedies; (c) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action; and (d) the execution, delivery and performance of this Agreement will not result in a violation of its Charter, Certificate of Formation or Certificate of Incorporation, as applicable, or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which it is a party or by which it is bound.

3.	Trust Account. Until the earlier of (a) the consummation of SUAC’s initial business combination; and (b) the liquidation of the Trust Account, SUAC will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds Extension Meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. SUAC further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with a liquidation of SUAC if it does not effect a business combination prior to its termination date.

4.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

5.	Assignment; Entire Agreement; Amendment.

5.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by SUAC, Holdings or Investor to any person shall require the prior written consent of the other party; provided that no such consent shall be required for any such assignment by Investor to one or more of its affiliates.

5.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

5.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

5.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

6.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

7.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.	Survival; Severability

8.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

8.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

9.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.	Most Favored Nation. In the event SUAC or Holdings has entered into or enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Extension Meeting (each, an “Other Agreement”, and the counterparty thereto, an “Other Investor”), SUAC and Holdings represent and covenant that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another investor is afforded any such more favorable terms than the Investor, SUAC shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

COMPANY:

SHOULDERUP TECHNOLOGY ACQUISITION CORP.

By:
Name:	Phyllis Newhouse
Title:	Chief Executive Officer

Holdings:

CID HoldCo, Inc.

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]